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                                                        Registration No. 2-81404
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                      POST EFFECTIVE AMENDMENT NUMBER 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            KRUG INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

              Ohio                                      31-0621189
 ------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                            KRUG INTERNATIONAL CORP.
                          1290 HERCULES DR., SUITE 120
                                HOUSTON, TX 77058
                                 (281) 212-1233
            (Name, address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             TECHNOLOGY INCORPORATED
                        1981 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                JAMES J. MULLIGAN
                                    SECRETARY
                               MULLIGAN & MULLIGAN
                              241 WEST HADLEY ROAD
                               DAYTON, OHIO 45419
                                 (937) 298-2226
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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     On  January  18,  1983,   Technology   Incorporated,   now  known  as  KRUG
International Corp. ("the Corporation"), filed a Registration Statement on Form S-8 (#2-81404) registering the offering of 100,000 Common Shares of the Corporation that might be issued under its 1981 Incentive Stock Option Plan. The offering has terminated. In accordance with item (512)(a)(iii) of Regulation S-K, the Corporation hereby withdraws from registration 110,170 shares (after adjustment for stock dividends and stock splits) that were registered but at the termination of the offering remained unsold.




















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment Number 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 30th day of July, 1997.

                                          KRUG INTERNATIONAL CORP.


                                          By:  /s/ Charles Linn Haslam
                                              --------------------------------
                                              Charles Linn Haslam, Chairman and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

---------------------------------------------------------------------------------------------
          Name                                 Title                       Date
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
 /s/ Charles Linn Haslam                 Director and                   July 30, 1997
--------------------------------         Chief Executive
Charles Linn Haslam                      Officer
                                         (principal executive
                                         officer)


 /s/ Robert M. Thornton, Jr.             Director, President            July 30, 1997
--------------------------------         and Chief Financial
Robert M. Thornton, Jr.                  Officer (principal
                                         financial officer)


 /s/ Robert M. Ellis                     Principal                      July 30, 1997
--------------------------------         Accounting Officer
Robert M. Ellis                          (principal accounting
                                         officer)

 /s/ James J. Mulligan                   Director                       July 30, 1997
--------------------------------
James J. Mulligan


 /s/ T.Wayne Holt                        Director                       July 30, 1997
--------------------------------
T. Wayne Holt

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


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